UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

July 1, 2010 (Date of earliest event reported: June 30, 2010)

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33460	94-1690082
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1500 CityWest Blvd., Suite 800

Houston, Texas, 77042

(Address of principal executive offices)

(713) 850-7600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2010, Geokinetics Holdings USA, Inc. (“Geokinetics Holdings”), a wholly-owned subsidiary of Geokinetics Inc. (“Geokinetics” and collectively with Geokinetics Holdings, the “Company”), entered into Amendment No. 1 to the Credit Agreement (the “Amendment”) to amend that certain Credit Agreement, dated as of February 12, 2010, as amended (the “Credit Agreement”), by and among Geokinetics Holdings, Royal Bank of Canada, as administrative and collateral agent, and the financial institutions and other institutional lenders party thereto.  Under the terms of the Amendment, the revolving credit facility has been amended to adjust the maximum total leverage ratio and minimum interest coverage ratio for the quarters ending June 30, 2010 and September 30, 2010.  The Amendment also removes the fixed charge coverage ratio requirement for the quarter ending June 30, 2010 and decreases the minimum fixed charge coverage ratio for the quarter ending September 30, 2010.  In addition, the rate of interest the Company pays on borrowings under the Credit Agreement increases by 1.0%, the commitment fee varies between .75% and 1.5% depending on the leverage ratio, and permitted outstanding borrowing under the revolver has been reduced from $50 million to $40 million.  As of June 30, 2010, the Company had a balance of $9 million borrowed under the revolving credit facility.

For the fiscal quarters ending June 30, 2010 and September 30, 2010, the Amendment increases the maximum total leverage ratio to 8.60 to 1.00 and 6.30 to 1.00, respectively; decreases the minimum interest coverage ratio to 1.00 to 1.00 and 2.25 to 1.00, respectively; and removes the fixed charge coverage ratio requirement for the fiscal quarter ending June 30, 2010 and decreases the minimum fixed charge coverage ratio to 1.00 to 1.00 for the fiscal quarter ending September 30, 2010.

The foregoing description is a summary of the material terms of the Amendment and does not purport to be complete, and is qualified in its entirety by reference to the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

SECTION 7 — Regulation FD

Item 7.01.  Regulation FD Disclosure.

On July 1, 2010, Geokinetics issued a press release announcing the Amendment. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Title of Document
10.1

Amendment No. 1 to the Credit Agreement, dated as of June 30, 2010, by and among Geokinetics Holdings and Royal Bank of Canada as administrative and collateral agent to the certain lenders named therein

99.1	Press release dated July 1, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOKINETICS INC.

July 1, 2010	By:	/s/ William L. Moll, Jr.
William L. Moll, Jr., Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Title of Document
10.1

Amendment No. 1 to the Credit Agreement, dated as of June 30, 2010, by and among Geokinetics Holdings and Royal Bank of Canada as administrative and collateral agent to the certain lenders named therein

99.1	Press release dated July 1, 2010